Exhibit 10.2
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.
MISSION TECHNOLOGY GROUP, INC.
SECURED PROMISSORY NOTE
$2,500,000                                                                                                                                                               Issuance Date: April 16, 2007
     FOR VALUE RECEIVED, the undersigned, Mission Technology Group, Inc., a California corporation (the “Company”), hereby promises to pay to the order of Mobility California, Inc., a Delaware corporation or any future permitted holder of this promissory note (the “Payee”), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of $2,500,000, and such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in United States dollars, as provided in this Secured Promissory Note (the “Note”).
     1. Principal and Interest Payments.
          (a) The principal of this Note shall be due and payable in 20 consecutive quarterly installments (each, a “Quarterly Installment”) of $125,000 each, commencing on May 1, 2008, and continuing on each August 1, November 1, February 1 and May 1 thereafter until this Note is paid in full. Additionally, commencing on May 1, 2008, and continuing until this Note has been paid in full, the Company shall make a payment equal to five percent (5%) of the net profit of the Company for the prior calendar quarter (with “net profit” being determined in accordance with generally accepted accounting principles, consistently applied) (each, a “Prepayment”). Each Prepayment shall be applied to the last Quarterly Installment due under this Note at the time of such Prepayment.
          (b) Interest on the outstanding principal balance of this Note shall accrue at a rate of six percent (6%) per annum, subject to increase as provided below. Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days. Accrued but unpaid interest on this Note shall be due and payable at the same time that each Quarterly Installment is due and payable under this Note. Furthermore, upon the occurrence of an Event of Default (as defined below), then to the extent permitted by law, the Company will pay interest to the Payee, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of twelve percent (12%) per annum.

     2. Security Interests. The payment of the principal of, and interest on, this Note, as well as other amounts that may become due and payable under this Note, is secured by: (i) a security interest in certain assets of the Company as provided in that certain Security Agreement, of even date herewith, by and between the Company and Payee (the “Security Agreement”); and (ii) a security interest in certain securities of Payee as provided in that certain Pledge Agreement, of even date herewith, by and between Randy Jones, the controlling shareholder of the Company, and Payee (the “Pledge Agreement”).
     3. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Arizona and/or California, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.
     4. Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:
          (a) the Company shall fail to make the payment of any amount of any principal outstanding for a period of three (3) business days after the date such payment shall become due and payable hereunder; or
          (b) the Company shall fail to make any payment of interest for a period of three (3) business days after the date such interest shall become due and payable hereunder; or
          (c) the Company breaches any representation, warranty, covenant, agreement or certification made by the Company herein, in the Security Agreement, in the Pledge Agreement or in that certain Secured Inventory Promissory Note, of even date herewith, in the original principal amount of $1,430,000.00, and with the Company as “maker” and Payee as “payee” (the “2nd Note”); or
          (d) the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the “Indebtedness”) (other than the indebtedness hereunder) prior to its stated maturity or payment date, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or
          (e) a judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $100,000 or the judgment or order which causes the aggregate amount described above to exceed $100,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or
          (g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days.
     5. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 4(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 4(a) through (e), the Payee may exercise or otherwise enforce any one or more of the Payee’s rights, powers, privileges, remedies and interests under this Note, the 2nd Note, the Security Agreement, the Pledge Agreement or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.
     6. Replacement. Upon receipt of a duly executed, notarized written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

     7. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 15 below, or pledged, hypothecated or otherwise granted as security by the Payee.
     8. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.
     9. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company agrees to give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

Address of Payee:	Mobility California, Inc.
17800 N. Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
Attention: Chief Executive Officer
Fax No.: (480) 477-3639

Address of the Company:	Mission Technology Group, Inc.
9918 Via Pasar
San Diego, CA 92126
Attention: Randy Jones
Fax No.: (858) 530-2733
     10. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Arizona, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.
     11. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.
     12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Security Agreement, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee’s right to pursue actual damages for any failure by the

Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.
     13. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder (including without limitation to perfect any security interest granted to Payee by this Note) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     14. Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.
     15. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof. The Payee may assign any or all if its rights, titles and interests in, to or under this Note to any person or entity upon written notice to the Company.
     16. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.
     17. Consent to Jurisdiction. Each of the Company and the Payee hereby irrevocably submits to the jurisdiction of the United States District Court sitting in Phoenix, Arizona and the courts of the State of Arizona located in Maricopa County for the purposes of any suit, action or proceeding arising out of or relating to this Note. Each of the Company and the Payee hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 9 above and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 17 shall affect or limit any right to serve process in any other manner permitted by law.
     18. Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.
          (a) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.
          (b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.
     19. Usury Savings Clause. Any provision in this Note or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, Payee shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Payee shall be paid, as interest, a sum greater than the maximum rate of interest permitted by applicable law. If any construction of this Note, or any and all other papers, agreements or commitments, indicates a different right given to Payee to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording, which this clause shall override and control; it being the intention of the parties that this Note and all other instruments relating to this Note shall in all things comply with applicable law, and proper adjustment shall automatically be made accordingly. In the event Payee ever receives, collects or applies as interest, any sum in excess of the maximum rate of interest permitted by applicable law, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest permitted by applicable law, Maker and Payee shall, the maximum extent permitted under applicable law (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) “spread” the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.
     IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

MISSION TECHNOLOGY GROUP, INC.

By:	/s/ Randy Jones

Randy Jones, President